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                                 EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


          We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 2, 1998, except for paragraph 1 of note 5, for which the date is September 23, 1998, on our audits of the consolidated financial statements and financial statement schedule of Home Health Corporation of America, Inc. included in the Home Health Corporation of America, Inc. Annual Report on Form 10-K for the fiscal year ended June 30, 1998 filed with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Experts."



/s/ PricewaterhouseCoopers LLP
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2400 Eleven Penn Center
Philadelphia, Pennsylvania
October 14, 1998


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